Exhibit 10.2

AGREEMENT AND RELEASE

This Agreement  (the “Agreement”) is dated July 13, 2009 and is made by and between Golden Key International Inc. (the “Company”) and Norman Blair (“Affiliate”).

WHEREAS, Affiliate is the owner of 4,000,000 shares of common stock of the Company (the “Shares”);

WHEREAS, the Company, through its subsidiary Deep Rooted, Inc. (“Subsidiary”) is engaged in the internet business catering to travelers by allowing them to plan their own trips (the “Business”);

WHEREAS, the Company has been unable to develop the Business to justify the expense of remaining as a public corporation;

WHEREAS, the Company has entered into and closed a Share Exchange Agreement with the shareholders of Home Savers Holding Corp., a Nevada corporation (“Home Savers”), pursuant to which the Company issued the shareholders of Home Savers 14,296,788 shares of common stock of the Company in consideration of all of the outstanding securities of Home Savers;

WHEREAS, the Company no longer desires to develop the Business and has elected to dispose of the Subsidiary;

WHEREAS, the Company and Affiliate have elected to enter into this Agreement pursuant to which the Company will sell the Subsidiary to Affiliate in consideration for the return of the Shares to the Company for cancellation, the payment of $25,000 in cash to Affiliate and the delivery of a short term promissory note in the amount of $150,000 to Affiliate (the “Note”);

WHEREAS, without admitting and specifically denying potential liability and in order to avoid further expense, costs, and time to litigate the any potential dispute between the parties, the Company and Affiliate have reached a full and final agreement regarding the sale of the Subsidiary and return for cancellation of the Shares; and

NOW, THEREFORE, in consideration of the mutual conditions and covenants contained in this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is hereby stipulated, consented to and agreed by and between the Company and Affiliate as follows:

1. Affiliate will return to the Company the Shares for cancellation.

2. In consideration for the items set forth in Section 1 above, the Company agrees to transfer 100% of the issued and outstanding securities of the Subsidiary to the Affiliate, pay $25,000 in cash to Affiliate in accordance with the wire instructions attached hereto as Exhibit A and issue the Note to Affiliate.  Affiliate hereby advises that the proceeds to be paid under the Note shall be paid in accordiance with the wire instructions attached hereto as Exhibit A.
3. (A) Upon receipt of all items set forth in Section 2, , Affiliate releases and discharges the Company, the Company’s heirs, executors, successors, administrators, attorneys, insurers, and assigns from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, against the Company, that Affiliate or its executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, from the beginning of the world to the day of the date of this Agreement.

(B)           Affiliate hereby agrees that it will assume all obligations, liabilities and losses (“Existing Liabilities”) of the Company existing prior to the Company’s acquisition of Home Savers and Affiliate agrees to indemnify and hold the Company harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees associated with the Existing Liabilities.

4. Affiliate warrants and represents that no other person or entity has any interest in the matters released herein, and that it has not assigned or transferred, or purported to assign or transfer, to any person or entity all or any portion of the matters released herein.  Affiliate specifically represents that he is the owners of the Shares and that there are no liens, mortgage, deed of trust, pledge, claim, security interest, covenant, restriction, easement, preemptive right, or any other encumbrance or charge of any kind.

5. Each party shall be responsible for their own attorneys’ fees and costs.

6. Each party acknowledges and represents that: (a) they have read the Agreement; (b) they clearly understand the Agreement and each of its terms; (c) they fully and unconditionally consent to the terms of this Agreement; (d) they have had the benefit and advice of counsel of their own selection; (e) they have executed this Agreement, freely, with knowledge, and without influence or duress; (f) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person; and (g) the consideration received by them has been actual and adequate.

7. This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties and supersedes and replaces all prior negotiations, proposed agreement and agreements, written or oral.  Each of the parties hereto acknowledges that neither any of the parties hereto, nor agents or counsel of any other party whomsoever, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject hereto, to induce it to execute this Agreement and acknowledges and warrants that it is not executing this Agreement in reliance on any promise, representation or warranty not contained herein.

8. This Agreement may not be modified or amended in any manner except by an instrument in writing specifically stating that it is a supplement, modification or amendment to the Agreement and signed by each of the parties hereto.

9. Should any provision of this Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of this Agreement.

10. The Parties agree that this Agreement is governed by the Laws of the State of Oregon and that any and all disputes that may arise from the provisions of this Agreement shall be tried in the State of Oregon, City of Portland.  The Parties agree to waive their right to trial by jury for any dispute arising out of this Agreement.

11. This Agreement may be executed in facsimile counterparts, each of which, when all parties have executed at least one such counterpart, shall be deemed an original, with the same force and effect as if all signatures were appended to one instrument, but all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.

Golden Key International Inc.

By: /s/ Paul R. Peterson
Name: Paul R. Peterson
Title: CEO

/s/Norman Blair
Norman Blair